Exhibit 4.9(b)

THIRD SUPPLEMENTAL INDENTURE

dated as of June 30, 2006

among

LYONDELL CHEMICAL COMPANY,

as Company

the SUBSIDIARY GUARANTORS party hereto

and

THE BANK OF NEW YORK,

as Trustee

9 5/8% Senior Secured Notes, Series A, due 2007

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of June 30, 2006, among LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Company”), LRC HOLDINGS GP LLC, a Delaware limited liability company, LRC HOLDINGS LP LLC, a Delaware limited liability company, LRP HOLDINGS LP LLC, a Delaware limited liability company, LYONDELL (PELICAN) PETROCHEMICAL L.P.1, INC., a Delaware corporation, LYONDELL CHEMICAL DELAWARE COMPANY, a Delaware corporation, LYONDELL CHEMICAL PROPERTIES, L.P., a Delaware limited partnership, LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC., a Delaware corporation, LYONDELL CHIMIE FRANCE CORPORATION, a Delaware corporation, LYONDELL FRANCE, INC., a Delaware corporation, LYONDELL LP3 GP, LLC, a Delaware limited liability company, LYONDELL LP3 PARTNERS, LP, a Delaware limited partnership, LYONDELL LP4 INC., a Delaware corporation, LYONDELL PETROCHEMICAL L.P. INC., a Delaware corporation, LYONDELL REFINING COMPANY LP, a Delaware limited partnership, LYONDELL REFINING GP, LLC, a Delaware limited liability company, LYONDELL REFINING LP, LLC, a Delaware limited liability company, LYONDELL REFINING PARTNERS, LP, a Delaware limited partnership, POSM DELAWARE, INC., a Delaware corporation, POSM II PROPERTIES PARTNERSHIP, L.P., a Delaware limited partnership (each an “Undersigned”), and THE BANK OF NEW YORK, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of May 17, 1999 (the “Indenture”), relating to the Company’s 9 5/8% Senior Secured Notes, Series A, due 2007 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed, subject to certain exceptions, pursuant to Section 4.22 of the Indenture to cause any Restricted Subsidiary that has guaranteed or secured Indebtedness of the Company or any of its Restricted Subsidiaries to provide Subsidiary Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 13 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

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Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

LYONDELL CHEMICAL COMPANY, as Company

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LRC HOLDINGS GP LLC, as Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LRC HOLDINGS LP LLC, as Subsidiary Guarantor

By:	Lyondell Chemical Company, its sole member

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LRP HOLDINGS LP LLC, as Subsidiary Guarantor

By:	Lyondell Chemical Company, its sole member

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture

LYONDELL (PELICAN) PETROCHEMICAL L.P.1, INC., as Subsidiary Guarantor

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LYONDELL CHEMICAL DELAWARE COMPANY, as Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL PROPERTIES, L.P., as Subsidiary Guarantor

By:	Lyondell Chemical Technology Management, Inc., its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC., as Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

Signature Page to Supplemental Indenture

LYONDELL CHIMIE FRANCE CORPORATION, as Subsidiary Guarantor

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LYONDELL FRANCE, INC., as Subsidiary Guarantor

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LYONDELL LP3 GP, LLC, as Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL LP3 PARTNERS, LP, as Subsidiary Guarantor

By:	Lyondell LP3 GP, LLC, its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL LP4 INC., as Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	Vice President and Assistant Treasurer

Signature Page to Supplemental Indenture

LYONDELL PETROCHEMICAL L.P. INC., as Subsidiary Guarantor

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LYONDELL REFINING COMPANY LP, as Subsidiary Guarantor

By:	LRC Holdings GP LLC, its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL REFINING GP, LLC, as Subsidiary Guarantor

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

LYONDELL REFINING LP, LLC, as Subsidiary Guarantor

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture

LYONDELL REFINING PARTNERS, LP, as Subsidiary Guarantor

By:	Lyondell Refining GP, LLC, its general partner

By:	/s/ Francis P. McGrail
Name:	Francis P. McGrail
Title:	President and Treasurer

POSM DELAWARE, INC., as Subsidiary Guarantor

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

POSM II PROPERTIES PARTNERSHIP, L.P., as Subsidiary Guarantor

By:	Lyondell Chemical Company, its general partner

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture

THE BANK OF NEW YORK, as Trustee

By:	/s/ Robert A. Massimillo
Name:	Robert A. Massimillo
Title:	Vice President

Signature Page to Supplemental Indenture